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EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2000


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FULL NAME OF SUBSIDIARY                                                PLACE OF INCORPORATION
-----------------------                                                ----------------------

WHITE MOUNTAINS HOLDINGS (BARBADOS) SRL                                BARBADOS, WEST INDIES

WM ASSET MANAGEMENT (BARBADOS) SRL                                     BARBADOS, WEST INDIES

BRITISH INSURANCE COMPANY OF CAYMAN                                    CAYMAN ISLANDS

WHITE MOUNTAINS SERVICES LLC                                           DELAWARE, USA

WATERFORD INSURANCE COMPANY                                            KANSAS, USA

PENINSULA INSURANCE COMPANY                                            MARYLAND, USA

PENINSULA INDEMNITY COMPANY                                            MARYLAND, USA

AMERICAN CENTENNIAL HOLDINGS, INC.                                     DELAWARE, USA

AMERICAN CENTENNIAL INSURANCE COMPANY                                  DELAWARE, USA

FOLKSAMERICA HOLDING COMPANY, INC.                                     NEW YORK, USA

FOLKSAMERICA REINSURANCE COMPANY                                       NEW YORK, USA

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